UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

AGNC INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 12th Floor

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 968-9300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments

On December 10, 2020, AGNC Investment Corp. (the “Company”) announced the following changes to its management that will be effective July 1, 2021. The Board will appoint Peter Federico as President and Chief Executive Officer and Christopher Kuehl as Executive Vice President and Chief Investment Officer. Following the appointment of Mr. Federico as President and Chief Executive Officer, Gary Kain, who presently serves as Chief Executive Officer and Chief Investment Officer, will serve as Executive Chairman of the Company. In this role, Mr. Kain is expected to serve as Chair of the Board, participate in investment decisions, risk management activities, and capital management strategies and perform other duties typically assigned to such role and as designated by the Board and will facilitate the orderly transition of the roles and duties of the Chief Executive Officer and Chief Investment Officer.

Mr. Federico, 54, currently serves as President and Chief Operating Officer of the Company. Mr. Federico has served as President and Chief Operating Officer since March 2018, and, from July 2016 until March 2018, he was the Company’s Executive Vice President and Chief Financial Officer. Mr. Federico was the Company’s Senior Vice President and Chief Risk Officer from June 2011 until July 2016. The terms of Mr. Federico’s employment agreement with the Company are amended and restated effective July 1, 2021 as described below.

Mr. Kuehl, 47, has served as the Company’s Executive Vice President, Agency Portfolio Investments since November 2016, and effective July 1, 2021, he will become Executive Vice President and Chief Investment Officer of the Company. Mr. Kuehl previously served as Senior Vice President of the Company from March 2012 until October 2016. The terms of Mr. Kuehl’s employment agreement with the Company are amended and restated effective July 1, 2021 as described below.

Mr. Kain, 55, currently serves as Chief Executive Officer and Chief Investment Officer of the Company. Mr. Kain has served as Chief Executive Officer since March 2016 and Chief Investment Officer since January 2009. The terms of Mr. Kain’s employment agreement with the Company are amended and restated effective July 1, 2021 as described below.

Employment Agreements

On December 10, 2020, AGNC Mortgage Management, LLC (“AMM”) entered into amended and restated employment agreements with Mr. Kain, Mr. Federico, and Mr. Kuehl. The amended and restated employment agreements adjust the positions, compensation, and other terms of employment for the executives to reflect the changes in positions described above.

The material terms of these employment agreements, effective July 1, 2021 (with the exception of annual cash bonus and annual long-term incentive award provisions which are to be effective for the 2021 awards as noted below), are as follows:

Term: Mr. Kain’s employment agreement has an initial term of 18 months, beginning on July 1, 2021 and ending on December 31, 2022 (the “Initial Term”), which automatically renews for successive one-year terms beginning on January 1, 2023 and on each anniversary thereafter unless Mr. Kain or the Board gives written notice to the other party at least 90 days prior to any such renewal that the employment period will not be extended. Each of the employment agreements for Mr. Federico and Mr. Kuehl has a two-year term, which continues to extend on a day-to-day basis and expires two years after delivery of notice from either the executive or the Board that he or it no longer wishes to extend the term.

Annual Base Salary: Effective July 1, 2021, Mr. Kain will have an annual base salary of $500,000, and each of Messrs. Federico and Kuehl will continue to have an annual base salary of $900,000.

Annual Cash Bonus: Each of the executives is eligible to earn an annual cash bonus, which may range from 0% to 150% of a target value, based on the level of achievement of specified performance measures set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”). For each calendar year beginning in 2022 and thereafter, the target value of Mr. Kain’s annual bonus will be $3,600,000, the target value of Mr. Federico’s annual bonus will be $3,600,000, and the target value of Mr. Kuehl’s annual bonus will be $2,000,000. The target bonus payable to the executives for calendar year 2021 performance will reflect a pro ration of the rate of the target bonus to which they are currently entitled for their current positions, and the rate of the target bonus for their new positions. In 2021, Mr. Kain’s target bonus will be $4,500,000, Mr. Federico’s target bonus will be $2,700,000 and Mr. Kuehl’s target bonus will be $1,800,000.

Annual Long-Term Incentive Award: Subject to approval by the Board, each of Messrs. Kain, Federico, and Kuehl is entitled to receive annual long-term incentive awards with respect to shares of common stock of the Company. For the 2021 calendar year, the fair market value (on the date of grant) of such annual long-term incentive awards will be $6,150,000, $3,400,000, and

$2,125,000 for Messrs. Kain, Federico, and Kuehl, respectively. Such amounts reflect a pro ration of the rate of the annual long-term incentive award to which they are currently entitled for their current positions, and the rate of the annual long-term incentive award for their new positions. Beginning in 2022 and for each year thereafter, subject to approval by the Board, the fair market value (on the date of grant) of such annual long-term incentive awards for each of Messrs. Kain, Federico, and Kuehl will be $4,200,000, $4,500,000, and $2,600,000, respectively. 67% of the executives’ long-term incentive awards for each year will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) measured over a three-year performance period (provided that if the performance-based metrics are exceeded, each of the executives may earn up to 200% of the target number of shares underlying the performance-based portion of the award). The remaining 33% of such awards for each year will vest annually over a three-year period. In the event that the Company cannot grant any such long-term incentive award to any of the executives, the Company will instead provide a cash award with an equivalent fair value and equivalent vesting terms.

Termination/Severance:

If the employment of Messrs. Kain, Federico, or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination does not occur during the 21-month period following a Change of Control (as each such term is defined in the executive’s employment agreement) and, for Mr. Kain, if such termination occurs during the Initial Term, each such executive would be entitled to the following (as applicable): (a) an amount equal to the product of (i) 1.5, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs, paid over 18 months; (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level) (the “Assumed Pro-Rata Bonus”); (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; and (d) acceleration of any outstanding unvested equity awards; provided, however that with respect to Mr. Kain, the amounts in (a) and (c) shall be proportionally reduced for each month of the Initial Term during which he remains employed by AMM.

If the employment of Messrs. Kain, Federico or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period following a Change of Control and, for Mr. Kain, also occurs during the Initial Term, each such executive would be entitled to the same amounts as set forth in the preceding paragraph, except: for Messrs. Federico and Kuehl, the severance multiple in (a)(i) above will be 2.0 instead of 1.5; and the amounts in (a) above for all the executives will be payable in a lump sum after the 60th day following such termination.

If Mr. Kain’s employment terminates on or after July 1, 2021 but before January 1, 2022 by reason of a Voluntary Termination (with at least 90 days prior notice to the Board), the unvested portion of any time-based long-term incentive awards granted to Mr. Kain in 2020 or earlier, as well as the unvested portion of the time-based long-term incentive award granted to Mr. Kain in 2021 that is attributable to the portion of 2021 during which he served as Chief Executive Officer and Chief Investment Officer, in each case that are outstanding at the time of the termination, shall vest in full upon such Voluntary Termination. His performance-based incentive awards granted in 2020 or earlier, as well as the performance-based award granted to him in 2021 that is attributable to the portion of 2021 during which he served as Chief Executive Officer and Chief Investment Officer shall vest on the same terms as though Mr. Kain had remained employed by AMM for the remainder of the vesting period applicable to such awards, provided that he continues to comply with certain covenants contained in the agreement.

If Mr. Kain’s employment terminates on or after January 1, 2022 but before December 31, 2022 by reason of a Voluntary Termination, in addition to the vesting terms described above, the unvested portion of any time-based long-term incentive awards granted to Mr. Kain in 2021 and the portion of the performance-based incentive awards granted to him in 2021, in each case that are attributable to the portion of 2021 during which he served as Executive Chair will (i) with respect to the time-based award, vest in full, and (ii) with respect to the performance-based award, vest on the same terms as though Mr. Kain had remained employed by AMM for the remainder of the vesting period applicable to such award, provided that he continues to comply with certain covenants contained in the agreement.

If Mr. Kain’s employment terminates after December 31, 2022 by reason of a Voluntary Termination, Termination Without Cause, or Termination For Good Reason, in addition to the vesting terms described above, the unvested portion of any time-based long-term incentive awards and the performance-based incentive awards, in each case that are granted to Mr. Kain following the 2021 calendar year will (i) with respect to the time-based award, vest in full, and (ii) with respect to the performance-based award, vest on the same terms as though Mr. Kain had remained employed by AMM for the remainder of the vesting period applicable to such award, provided that he continues to comply with certain covenants contained in the agreement; provided further, that vesting of any long-term incentive awards granted to Mr. Kain in the year of such termination will apply only to a pro rata portion of the awards based on the number of full calendar months Mr. Kain was employed in such year. In addition, Mr. Kain will also receive the Assumed Pro-Rata Bonus upon such termination.

Restrictive Covenants: Pursuant to their employment agreements, Messrs. Kain, Federico, and Kuehl are subject to 18-month post-employment non-compete and non-solicit covenants.

The description above is qualified in its entirety by reference to the executives’ amended and restated employment agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated into this Item 5.02 by reference.

AGNC Investment Corp. issued a press release announcing the matters outlined herein on December 10, 2020. The text of the press release is included as exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 10, 2020, by and between AGNC Mortgage Management, LLC and Gary Kain

10.2	Employment Agreement, dated as of December 10, 2020, by and between AGNC Mortgage Management, LLC and Peter Federico

10.3	Employment Agreement, dated as of December 10, 2020, by and between AGNC Mortgage Management, LLC and Christopher Kuehl

99.1	Press Release dated December 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: December 10, 2020	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary